UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2007 (May 15, 2007)
HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
(615) 269-8175
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On May 15, 2007, at the 2007 Annual Meeting of Shareholders of Healthcare Realty Trust Incorporated (the “Company”), the Company’s Shareholders approved the Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan permits grants of restricted stock, restricted stock units and performance awards. The Incentive Plan supersedes the Company’s 2003 Employees Restricted Stock Incentive Plan and will continue to be in effect until terminated by the Company’s board of directors.
     The Incentive Plan is administered by the compensation committee of the Company’s board of directors (the “Compensation Committee”). In administering the Incentive Plan, the Compensation Committee will determine, among other things: (i) individuals to whom grants of awards will be made; (ii) the type and size of awards; and (iii) the terms of an award which may include a vesting schedule, restrictions or performance criteria, and deferral opportunity. The Compensation Committee may also construe and interpret the Incentive Plan. All employees of the Company, or any subsidiary, are eligible to receive awards under the Incentive Plan, including the Company's principal executive officer, principal financial officer, and other named executive officers.
     The Incentive Plan provides that 2,390,272 shares of Common Stock, in the aggregate, will be available for the granting of awards under the Incentive Plan. The Common Stock subject to the Incentive Plan will be authorized but unissued shares or issued shares that have been reacquired by the Company.
     Subject to the limitations of the Incentive Plan, the Compensation Committee may grant restricted stock or restricted stock units to eligible employees. Restricted stock awards are shares of Common Stock that are subject to restrictions on transfer or other incidents of ownership and forfeiture conditions which lapse based solely on continued employment with the Company for specified periods or based on the achievement of specified performance standards, in either case, as determined by the Compensation Committee.
     The Compensation Committee may also grant performance awards to eligible employees. Each performance award will specify the performance goals, performance period and the number of performance units granted. The performance units will also be subject to such other restrictions and conditions as the Compensation Committee deems appropriate.
     The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan, which is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The description of the Incentive Plan in the Company’s proxy statement filed with the Securities and Exchange Commission on April 4, 2007, under the heading “2007 Employees Stock Incentive Plan,” provides additional detail about the Incentive Plan and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits
Exhibit       99.1    Healthcare Realty Trust Incorporated 2007 Employees Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By	/s/ Scott W. Holmes Scott W. Holmes
Senior Vice President
and Chief Financial Officer
Date: May 21, 2007